Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Community First, Inc.

We have audited the accompanying consolidated balance sheets of Community First, Inc. and its Subsidiaries, (the “Company”) as of December 31, 2016 and 2015 and the related consolidated statements of operations and comprehensive income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of their operations, and cash flows for each of the years in the three-year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

HORNE LLP

Memphis, Tennessee
March 3, 2017

COMMUNITY FIRST, INC.

CONSOLIDATED BALANCE SHEETS

December 31

(Dollar amounts in thousands, except per share data)

	December 31
	2016	2015
ASSETS
Cash and due from financial institutions	$24,934	$19,387
Time deposits in other financial institutions	24,797	24,305
Securities available for sale, at fair value	69,207	118,824
Loans held for sale in secondary market, at fair value	561	156
Loans	315,483	264,469
Allowance for loan losses	(3,757)	(4,275)
Net loans	311,726	260,194
Restricted equity securities, at cost	1,727	1,727
Premises and equipment, net	11,378	11,673
Core deposit and customer relationship intangibles, net	804	941
Accrued interest receivable	1,122	1,140
Bank owned life insurance	10,389	10,132
Other real estate owned, net	4,697	7,828
Other assets	13,169	13,633
Total assets	$474,511	$469,940

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing	$78,813	$71,874
Interest-bearing	344,594	344,840
Total deposits	423,407	416,714

Subordinated debentures	13,000	23,000
Other borrowed money	4,000	—
Accrued interest payable	451	434
Other liabilities	3,409	6,827
Total liabilities	444,267	446,975

Shareholders’ equity
Senior Preferred shares, no par value; 9% cumulative; liquidation value of $0 and $16,170 at December 31, 2016 and 2015, respectively. Authorized 2,500,000 shares; 0 and 11,905 shares issued and outstanding at December 31, 2016 and 2015, respectively.	—	11,905
Total preferred shares	—	11,905
Common stock, no par value; 10,000,000 shares authorized; 4,998,788 and 3,275,900 shares issued and outstanding at December 31, 2016 and 2015, respectively.	42,997	30,972
Accumulated deficit	(9,906)	(18,066)
Accumulated other comprehensive loss, net	(2,847)	(1,846)
Total shareholders’ equity	30,244	22,965
Total liabilities and shareholders’ equity	$474,511	$469,940

*	Commitments and contingent liabilities (Note 17)

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years Ended December 31

(Dollar amounts in thousands, except per share data)

	2016	2015	2014
Interest income
Loans, including fees	$14,968	$14,684	$13,733
Taxable securities	1,921	2,082	1,807
Tax exempt securities	22	48	76
Federal funds sold and other	461	362	320
Total interest income	17,372	17,176	15,936

Interest expense
Deposits	1,981	2,011	2,173
Subordinated debentures and other	785	786	798
Total interest expense	2,766	2,797	2,971

Net interest income	14,606	14,379	12,965
(Reversal of) provision for loan losses	(632)	(2,257)	(1,014)
Net interest income after provision for loan losses	15,238	16,636	13,979

Noninterest income
Service charges on deposit accounts	1,897	1,776	1,727
Gain on sale of loans	195	101	82
Net gains on sale of securities available for sale	226	10	221
Investment services income	85	101	130
Earnings on bank-owned life insurance policies	257	268	261
ATM income	94	81	129
Other customer fees	65	50	49
Gain on acquisition of subordinated debentures	2,500	—	—
Other noninterest income	41	127	69
Total noninterest income	5,360	2,514	2,668

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years Ended December 31

(Dollar amounts in thousands, except per share data)

	2016	2015	2014
Noninterest expenses
Salaries and employee benefits	$7,450	$6,997	$6,814
Other real estate expense	222	871	870
Occupancy expense	1,024	974	841
Regulatory and compliance expenses	414	628	958
Data processing	1,257	1,242	1,160
Furniture and equipment expense	349	323	314
Audit, accounting and legal	446	457	402
Operational expenses	485	483	406
ATM expense	766	701	660
Advertising and public relations	189	212	190
Postage and freight	220	239	291
Insurance expense	184	309	390
Amortization of intangible asset	137	137	137
Director expense	385	233	244
Loan expense	49	67	37
Other employee expenses	80	81	97
Loss on other investment	—	—	5
Other	602	484	424
Total noninterest expenses	14,259	14,438	14,240

Income before income taxes	6,339	4,712	2,407
Income tax expense (benefit)	2,347	(12,695)	—

Net Income	3,992	17,407	2,407
Preferred stock dividends	4,168	(2,499)	(1,571)
Preferred stock dividends relieved upon redemption of Series A Preferred Stock	—	2,114	—
Accretion of preferred stock discount	—	—	(33)
Net income available to common shareholders	$8,160	$17,022	$803

Income per share available to common shareholders
Basic	$1.97	$5.20	$0.25
Diluted	1.97	5.20	0.25

Weighted average common shares
Basic	4,137,656	3,275,361	3,274,867
Diluted	4,137,656	3,275,361	3,274,867

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Years Ended December 31

(Dollar amounts in thousands, except per share data)

	2016	2015	2014
Comprehensive Income
Net income	$3,992	$17,407	$2,407
Reclassification adjustment for realized gains included in net income, net of income taxes of $87 in 2016, $6 in 2015 and $0 in 2014	(139)	(10)	(221)
Change in unrealized (losses)/gains on securities available for sale, net of income taxes of $621 in 2016, $243 in 2015 and $0 in 2014	(862)	(392)	1,654
Comprehensive income	$2,991	$17,005	$3,840

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended December 31, 2016, 2015 and 2014

(Dollar amounts in thousands, except per share data)

	Common Shares	Preferred Stock	Common Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance at December 31, 2013	3,274,777	$18,663	$28,590	$(35,760)	$(2,877)	$8,616

Sale of shares of common stock through employee stock purchase plan	169	—	1	—	—	1
Preferred stock dividends	—	—	—	(1,571)	—	(1,571)
Accretion of discount on preferred stock	—	33	—	(33)	—	—
Comprehensive income
Net income	—	—	—	2,407	—	2,407
Other comprehensive income (loss)
Reclassification adjustment for realized gains included in net income, net of $0 income taxes	—	—	—	—	(221)	(221)
Change in unrealized gain on securities available for sale, net of $0 income taxes	—	—	—	—	1,654	1,654
Balance at December 31, 2014	3,274,946	$18,696	$28,591	$(34,957)	$(1,444)	$10,886

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended December 31, 2016, 2015 and 2014

(Dollar amounts in thousands, except per share data)

	Common Shares	Preferred Stock	Common Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance at December 31, 2014	3,274,946	$18,696	$28,591	$(34,957)	$(1,444)	$10,886

Sale of shares of common stock through employee stock purchase plan	954	—	21	—	—	21
Redemption of Series A Preferred Stock at $600 per share	—	(5,901)	2,360	—	—	(3,541)
Redemption of Series B Preferred Stock	—	(890)	—	—	—	(890)
Preferred stock dividends	—	—	—	(2,015)	—	(2,015)
Dividends paid upon redemption of Series B Preferred Stock	—	—	—	(484)	—	(484)
Dividends relieved upon redemption of Series A Preferred Stock	—	—	—	2,114	—	2,114
Redemption of REIT Preferred Shares	—	—	—	(125)	—	(125)
REIT Preferred Dividends Declared	—	—	—	(6)	—	(6)
Comprehensive income
Net income	—	—	—	17,407	—	17,407
Other comprehensive income (loss)
Reclassification adjustment for realized gains included in net income, net of $6 income taxes	—	—	—	—	(10)	(10)
Change in unrealized losses on securities available for sale, net of $243 income taxes	—	—	—	—	(392)	(392)
Balance at December 31, 2015	3,275,900	$11,905	$30,972	$(18,066)	$(1,846)	$22,965

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

Years Ended December 31, 2016, 2015 and 2014

(Dollar amounts in thousands, except per share data)

	Common Shares	Preferred Stock	Common Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance at December 31, 2015	3,275,900	$11,905	$30,972	$(18,066)	$(1,846)	$22,965

Sale of shares of common stock through employee stock purchase plan	3,007	—	11	—	—	11
Shares of common stock issued in connection with employee stock grant	20,257	—	79	—	—	79
Restricted shares of common stock issued pursuant to 2016 Equity Incentive Plan	39,999	—	—	—	—	—
Dividends declared and paid on preferred stock	—	—	—	(97)	—	(97)
Forgiveness of dividends accrued on preferred stock, net	—	—	—	4,265	—	4,265
Reduction of preferred stock face value	—	(4,167)	4,167	—	—	—
Conversion of Preferred Stock to common stock	1,629,097	(7,738)	7,738	—	—	—
Issuance of common stock through stock offering, net of issuance costs	40,528	—	30	—	—	30
Retirement of common stock shares	(10,000)	—	—	—	—	—
Comprehensive income
Net income	—	—	—	3,992	—	3,992
Other comprehensive income (loss)
Reclassification adjustment for realized gains included in net income, net of $87 income taxes	—	—	—	—	(139)	(139)
Change in unrealized gain on securities available for sale, net of $621 income taxes	—	—	—	—	(862)	(862)
Balance at December 31, 2016	4,998,788	$—	$42,997	$(9,906)	$(2,847)	$30,244

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31

(Dollar amounts in thousands, except per share data)

	2016	2015	2014
Cash flows from operating activities
Net income	$3,992	$17,407	$2,407
Adjustments to reconcile net income to net cash from operating activities
Depreciation of premises and equipment	612	591	551
Amortization on securities, net	828	877	520
Amortization of core deposit and customer relationship intangibles	137	137	137
(Reversal of) provision for loan losses	(632)	(2,257)	(1,014)
Mortgage loans originated for sale	(7,521)	(3,192)	(3,269)
Proceeds from sale of loans	7,323	3,243	3,245
Gain on sale of mortgage loans	(195)	(101)	(82)
Gain on sale of securities	(226)	(10)	(221)
Other real estate write-downs and losses on sale	246	1,085	799
Decrease/(increase) in accrued interest receivable	18	(106)	191
Increase/(decrease) in accrued interest payable	17	(4,487)	634
Earnings on bank owned life insurance policies	(257)	(268)	(261)
Gain on acquisition of subordinated debt, net of tax	(2,500)	—	—
Change in deferred taxes	2,210	(12,755)	—
Other, net	(211)	(440)	2,124
Net cash from/(used in) operating activities	3,841	(276)	5,761
Cash flows from investing activities
Available for sale securities:
Sale of securities:
Mortgage-backed securities	53,603	7,474	8,766
Other	—	15,526	25,661
Purchases:
Mortgage-backed securities	(22,463)	(66,236)	(49,700)
Other	—	(1,086)	(5,133)
Maturities, prepayments, and calls:
Mortgage-backed securities	14,863	15,035	9,342
Other	1,390	385	2,685
Net (increase)/decrease in loans	(50,900)	(6,919)	14,085
Net collected loan recoveries	—	1,361	—
Proceeds from sale of other real estate owned	2,885	4,857	4,629
Additions to premises and equipment, net	(317)	(471)	(1,748)
Net change in time deposits in other financial institutions	(492)	(2,128)	(15,677)
Net cash (used in)/from investing activities	(1,431)	(32,202)	(7,090)
Cash flows from financing activities
Increase/(decrease) in deposits	6,693	18,634	(9,452)
Proceeds from other borrowed money	4,000	—	—
Acquisition of subordinated debentures	(7,500)
Redemption of Series A Preferred Stock	—	(3,541)	—
Redemption of Series B Preferred Stock	—	(890)	—
Cash paid for preferred stock dividends	(97)	(484)	—
Dissolution of REIT preferred stock shares	—	(125)	—
Cash paid for REIT preferred stock dividends	—	(6)	—
Proceeds from issuance of common stock	11	21	1
Proceeds from issuance of common stock through stock offering, net of issuance costs	30	—	—
Net cash from/(used in) financing activities	3,137	13,609	(9,451)
Net change in cash and cash equivalents	5,547	(18,869)	(10,780)
Cash and cash equivalents at beginning of year	19,387	38,256	49,036
Cash and cash equivalents at end of year	$24,934	$19,387	$38,256
Supplemental disclosures of cash flow information:
Cash paid during year for:
Interest	$2,749	$7,284	$2,337
Net income taxes paid	74	30	21
Supplemental noncash disclosures
Forgiveness of Series A Preferred Stock dividend, net	4,265	2,114	—
Forgiveness of Series A Preferred Stock face value	4,167	2,360	—
Transfer from loans to other real estate owned	—	247	1,332
Preferred dividends accrued but not paid	—	385	1,571
Subordinated debenture interest accrued but not paid	30	26	798

See accompanying notes to consolidated financial statements.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Community First, Inc. is a bank holding company organized under the laws of the State of Tennessee. The Company provides a wide range of financial services through its wholly-owned subsidiary, Community First Bank & Trust. The Company’s second subsidiary, Community First TRUPS Holding Company (“TRUPS HC”), was newly formed in 2016 to purchase and hold securities associated with the Company’s subordinated debentures. The sole subsidiary of Community First Bank & Trust is Community First Properties, Inc., which was originally established as a Real Estate Investment Trust (“REIT”) but which terminated its REIT election in the first quarter of 2012. Community First Bank & Trust together with its subsidiary is referred to herein as the “Bank”. Community First, Inc., together with the Bank, is referred to herein as the “Company.”

The Bank conducts its banking activities in Maury, Williamson and Hickman Counties, in Tennessee. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flows from operations of businesses. The significant loan concentrations that exceed 10% of total loans are as follows: commercial real estate loans, 1-4 family residential loans, and construction loans. The customers’ ability to repay their loans is dependent on the real estate and general economic conditions in the Company’s market areas. Other financial instruments, which potentially represent concentrations of credit risk, include deposit accounts in other financial institutions and federal funds sold.

Principles of Consolidation: The accompanying audited Consolidated Financial Statements and related footnotes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for year-end financial information and with the Securities and Exchange Commission’s (“SEC”) instructions for Form 10-K, and conform to the general practices within the financial services industry. All intercompany balances and transactions are eliminated in consolidation. The Consolidated Financial Statements refer to “management” within the disclosures. The Company’s definition of management is the executive management team of the Company and its subsidiaries.

Use of Estimates: To prepare financial statements in conformity with GAAP, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual results could differ. The allowance for loan losses, carrying values of other real estate owned, deferred tax assets and related valuation allowance, assumptions for retirement plans, and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, demand deposits with other financial institutions, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, time deposits in other financial institutions, and federal funds purchased and repurchase agreements.

Interest-Earning Time Deposits in Other Financial Institutions: Interest-earning time deposits in other financial institutions mature within one to three years and are carried at cost.

Securities: Debt securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income (loss), net of tax.

Interest income includes amortization of purchase premium or discount. Premiums and discounts on securities are amortized on the level-yield method without anticipating prepayments, except for mortgage-backed securities where prepayments are anticipated. Gains and losses on sales are recorded on the trade date and determined using the specific identification method.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income (loss).  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

Loans Held for Sale in Secondary Market: Loans held for sale in secondary market, at fair value include mortgage loans, consisting of primarily residential real estate loans, that the Bank originates or identifies as loans it expects to sell prior to maturity. When loans are originated or identified to be sold, they are recorded as loans held for sale and reported at fair value. Fair value adjustments, as well as realized gains and loss are recorded in current earnings. Generally, the fair value for loans held for sale on the secondary market is determined by outstanding commitments from third party investors and adjusted for certain direct loan origination costs. In the normal course of business, at the time of funding the loan held for sale by the Company, there is a commitment from a third party investor to purchase the loan. All loans held for sale in the secondary market are sold with the servicing rights released and with a service release premium. Any loan origination fees and discounts on the loans sold are recorded in earnings. A secondary market mortgage loan’s cost basis includes unearned deferred fees and costs, and premiums and discounts. If a loan has been reported as held for sale and is then determined that it is unlikely to be sold, the loan is reclassified to loans at the lower of cost or fair value.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of purchase discounts and an allowance for loan losses. Interest income is accrued on the unpaid principal balance.

Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company’s policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans originated to facilitate the sale of other real estate owned that exceed a loan balance to collateral value ratio of more than a certain percentage, depending on the loan type, are reclassified as other real estate owned on the balance sheet. When the loan balance to collateral value becomes less than the threshold for that particular loan type, the loans are reported with other loans. Interest income on loans reported in other real estate owned is included in loan interest income.

Concentration of Credit Risk: Most of the Company’s business activity is with customers located within Maury, Hickman, and Williamson Counties of Tennessee. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the real estate market condition and economy in those counties.

Allowance for Loan Losses: Credit risk is inherent in the business of extending loans to borrowers. This credit risk is addressed through a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management determines that the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is identified as impaired when, based on current information and events, it is probable that the scheduled payments of principal or interest will not be collected when due according to the contractual terms of the loan agreement. However, there are some loans that are termed impaired because of doubt regarding collectability of interest and principal according to the contractual terms, which are both fully secured by collateral and are current in their interest and principal payments. Additionally, loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

All loans over $250 that are unlikely to collect under existing terms are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component of the allowance covers loans collectively evaluated for impairment and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent three years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following loan portfolio segments have been identified with a discussion of the risk characteristics of these portfolio segments:

Real Estate Construction loans consist of loans made for both residential and commercial construction and land development. Residential real estate construction loans are loans secured by real estate to build 1-4 family dwellings. These are loans made to borrowers obtaining loans in their personal name for the personal construction of their own dwellings, or loans to builders for the purpose of constructing homes for resale. These loans to builders can be for speculative homes for which there is no specific homeowner for which the home is being built, as well as loans to builders that have a pre-sale contract to another individual.

Commercial Construction loans are loans extended to borrowers secured by and to build commercial structures such as churches, retail strip centers, industrial warehouses or office buildings. Land development loans are granted to commercial borrowers to finance the improvement of real estate by adding infrastructure so that ensuing construction can take place. Construction and land development loans are generally short term in maturity to match the expected completion of a particular project. These loan types are generally more vulnerable to changes in economic conditions in that they project there will be a demand for the project. They require monitoring to ensure the project is progressing in a timely manner within the expected budgeted amount. This monitoring is accomplished via periodic physical inspections by an outside third party.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

1-4 Family Residential loans consist of both open end and closed end loans secured by first or junior liens on 1-4 family improved residential dwellings. Open end loans are home equity lines of credit that allow the borrower to use equity in the real estate to borrow and repay as the need arises. First and junior lien residential real estate loans are closed end loans with a specific maturity that generally does not exceed 7 years. Economic conditions can affect the borrower’s ability to repay the loans and the value of the real estate securing the loans can change over the life of the loan.

Commercial Real Estate loans consist of loans secured by farmland or by improved commercial property. Farmland includes all land known to be used or usable for agricultural purposes, such as crop and livestock production, grazing, or pasture land. Improved commercial property can be owner occupied or non-owner occupied secured by commercial structures such as churches, retail strip centers, hotels, industrial warehouses or office buildings. The repayment of these loans tends to depend upon the operation and management of a business or lease income from a business, and therefore adverse economic conditions can affect the ability to repay.

Other Real Estate Secured loans consist of loans secured by five or more multi-family dwelling units. These loans are typically exemplified by apartment buildings or complexes. The ability to manage and rent units affects the income that usually provides repayment for this type of loan.

Commercial, Financial, and Agricultural loans consist of loans extended for the operation of a business or a farm. They are not secured by real estate. Commercial loans are used to provide working capital, acquire inventory, finance the carrying of receivables, purchase equipment or vehicles, or purchase other capital assets. Agricultural loans are typically for purposes such as planting crops, acquiring livestock, or purchasing farm equipment. The repayment of these loans comes from the cash flow of a business or farm and is generated by sales of crops or inventory or providing of services. The collateral tends to depreciate over time and is difficult to monitor. Frequent statements are required from the borrower pertaining to inventory levels or receivables aging.

Consumer loans consist largely of loans extended to individuals for purposes such as to purchase a vehicle or other consumer goods. These loans are not secured by real estate but are frequently collateralized by the consumer items being acquired with the loan proceeds. This type of collateral tends to depreciate and therefore the term of the loan is tailored to fit the expected value of the collateral as it depreciates, along with specific underwriting policies and guidelines.

Tax Exempt loans consist of loans that are extended to entities such as municipalities. These loans tend to be dependent on the ability of the borrowing entity to continue to collect taxes to repay the indebtedness.

Other Loans consist of those loans which are not elsewhere classified in these categories and are not secured by real estate.

Other Real Estate Owned: Real estate acquired through or instead of loan foreclosure is reported as other real estate owned and initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through noninterest expense. Operating costs after acquisition are expensed as incurred.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Buildings and related components are depreciated using the straight-line method with useful lives ranging from 5 to 39 years. Furniture, fixtures and equipment are depreciated using the straight-line method with useful lives ranging from 3 to 7 years. Premises and equipment that have been identified for future sale or other disposal, if any, are reported as held for sale at fair value.

Restricted Equity Securities: These securities consist of Federal Home Loan Bank (“FHLB”) stock. The Bank is a member of the FHLB system. Members of the FHLB are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. These securities are carried at cost, classified as restricted equity securities, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Bank Owned Life Insurance: Bank owned life insurance (“BOLI”) is life insurance purchased by the Bank on certain current or former key executives. The Bank is the owner and beneficiary of the policies. BOLI is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Intangible Assets: Intangible assets with definite useful lives are amortized over their estimated useful lives to their estimated residual values. Intangible assets consist of core deposit and acquired customer relationship intangible assets arising from the Company’s acquisition of the First National Bank of Centerville, in Centerville, Tennessee (“First National”) in 2007. These assets are initially measured at fair value and then are amortized on an accelerated method over their estimated useful lives, which were determined to be 15 years.

Mortgage Banking Derivatives: Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market are accounted for as free standing derivatives and recorded at fair value. Fair values of these mortgage derivatives are estimated based on the anticipated gain from the sale of the underlying loan. Changes in the fair values of these derivatives are included in noninterest income as gain on sale of loans.

Long-Term Assets: Premises and equipment, core deposit and other intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Stock-Based Compensation: Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

Retirement Plans: Supplemental employee retirement plan (“SERP”) expense is the net of service and interest cost. Employee 401(k) and profit sharing plan expense is the amount of matching contributions. The Company has matched 100% of the first 3% and 50% of the next 2% the employee contributes to their 401(k) annually.

Employee Stock Purchase Plan: During 2008, the Company approved the Community First, Inc. Employee Stock Purchase Plan (the “Plan”). Under the Plan, eligible employees may elect for the Company to withhold a portion of their periodic compensation and purchase common shares of the Company at a purchase price equal to 95% of the closing market price of the shares of common stock on the last day of the three-month trading period. Expenses for the plan consist of administrative fees from the Company’s transfer agent and are immaterial.

Earnings per Common Share: Basic earnings per share available to common shareholders is net income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share available to common shareholders include the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and stock dividends through the date of issuance of the financial statements.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Restrictions on Cash: Cash on hand or on deposit with the Federal Reserve Bank was required to meet regulatory reserve and clearing requirements. At December 31, 2016, the Bank was in compliance with its reserve requirements.

Dividend Restriction: The Company’s primary source of funds to pay dividends to shareholders is the dividends it receives from the Bank. Applicable state laws and the regulations of the Federal Reserve Bank and the Federal Deposit Insurance Corporation regulate the payment of dividends. Under the state regulations, the amount of dividends that may be paid by the Bank to the Company without prior approval of the Commissioner of the Tennessee Department of Financial Institutions is limited in any one calendar year to an amount equal to the net income in the calendar year of declaration plus retained net income for the preceding two years; however, future dividends will be dependent on the level of earnings, capital and liquidity requirements and considerations of the Bank and Company.

Fair Value of Financial Instruments: Fair value of financial instruments is estimated using relevant market information and other assumptions, as more fully disclosed in Note 7. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Operating Segments: While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. All of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation.

NOTE 2 - SECURITIES AVAILABLE FOR SALE

The following table summarizes the amortized cost and fair value of the available for sale securities portfolio at December 31, 2016 and 2015 and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive income (loss):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2016
Mortgage-backed - residential	$69,938	$21	$(2,060)	$67,899
State and municipals	1,309	3	(4)	1,308
Total	$71,247	$24	$(2,064)	$69,207

2015
Mortgage-backed - residential	$116,537	$176	$(619)	$116,094
State and municipals	2,705	26	(1)	2,730
Total	$119,242	$202	$(620)	$118,824

The proceeds from sales of securities and the associated gains and losses for the three most recently completed fiscal years are listed below:

	2016	2015	2014
Proceeds	$54,993	$23,000	$34,427
Gross gains	226	103	483
Gross losses	—	(93)	(262)

Tax provision related to the net realized gains was $87 for 2016, $6 for 2015 and $0 for 2014.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The amortized cost and fair value of the investment securities portfolio are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity are shown separately.

	December 31, 2016
	Amortized Cost	Fair Value
Due in one year or less	$—	$—
Due after one through five years	505	506
Due after five through ten years	804	802
Due after ten years	—	—
Mortgage-backed - residential	69,938	67,899
Total	$71,247	$69,207

Securities pledged at December 31, 2016 and 2015 had carrying amounts of $47,707 and $46,757, respectively, and were pledged to secure public deposits and repurchase agreements.

The Company did not hold securities of any one issuer, other than U.S. Government sponsored entities, with a face amount greater than 10% of shareholders’ equity as of December 31, 2016 or 2015.

The following table summarizes the investment securities with unrealized losses at December 31, 2016 and 2015 aggregated by major security type and length of time in a continuous unrealized loss position:

	Less than 12 Months		12 Months or More		Total
2016
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Mortgage-backed - residential	$67,475	$(2,060)	$—	$—	$67,475	$(2,060)
State and municipals	1,079	(4)	—	—	1,079	(4)
Total temporarily impaired	$68,554	$(2,064)	$—	$—	$68,554	$(2,064)

	Less than 12 Months		12 Months or More		Total
2015
Description of Securities	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Mortgage-backed - residential	$91,293	$(614)	$311	$(5)	$91,604	$(619)
State and municipals	403	(1)	—	—	403	(1)
Total temporarily impaired	$91,696	$(615)	$311	$(5)	$92,007	$(620)

Other-Than-Temporary Impairment

Management evaluates securities for other-than-temporary impairment (“OTTI”) quarterly, and more frequently when economic or market conditions warrant such an evaluation. Securities classified as available for sale are generally evaluated for OTTI under the provisions of ASC 320-10, Investments - Debt and Equity Securities. In determining OTTI, management considers many factors, including: (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) whether the market decline was affected by macroeconomic conditions, and (4) whether the Company has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. The assessment of whether an other-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

When OTTI is identified, the amount of the OTTI that will be recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss. If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, less any current-period credit loss, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. If an entity does not intend to sell the security and it is not more likely than not that the entity will be required to sell the security before recovery of its amortized cost basis less any current-period loss, the OTTI shall be separated into the amount representing the credit loss and the amount related to all other factors. The amount of the total OTTI related to the credit loss is determined based on the present value of cash flows expected to be collected and is recognized in earnings. The amount of the total OTTI related to other factors is recognized in other comprehensive income, net of applicable taxes. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment.

As of December 31, 2016, the Company’s securities portfolio consisted of 42 securities, 38 of which were in an unrealized loss position. Because the decline in fair value is attributable to changes in interest rates and illiquidity, and not credit quality, and because the Company does not have the intent to sell these securities and it is not more likely than not that it will be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at December 31, 2016.

NOTE 3 - LOANS

Loans outstanding by category at December 31, 2016 and 2015 were as follows:

	2016	2015
Real estate construction:
Residential construction	$18,834	$11,191
Other construction	13,056	10,178
1-4 family residential:
Revolving, open ended	11,908	15,278
First liens	106,074	83,441
Junior liens	1,909	1,781
Commercial real estate:
Farmland	6,642	7,855
Owner occupied	63,313	50,334
Non-owner occupied	58,259	53,175
Other real estate secured loans	9,427	6,369
Commercial, financial and agricultural:
Agricultural	1,132	1,053
Commercial and industrial	18,103	17,184
Consumer	6,681	6,476
Tax exempt	—	4
Other	145	150
	$315,483	$264,469

Residential mortgage loans intended to be sold to secondary market investors that were not subsequently sold totaled $0 at December 31, 2016 and 2015. However, prior to 2015, the Bank did have some loans that met this criteria and are still retained in the Bank’s portfolio. These loans were transferred at fair value to the Bank’s held for investment loan portfolio. The principal balance and carrying value of the previously mentioned loans reclassified from held for sale to portfolio loans was $55 and $513 at December 31, 2016 and 2015, respectively.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Changes in the allowance for loan losses were as follows:

	2016	2015	2014
Balance at beginning of year	$4,275	$5,171	$8,039
(Reversal of) provision for loan losses	(632)	(2,257)	(1,014)
Loans charged off	(42)	(322)	(2,061)
Recoveries	156	1,683	207
Balance at end of year	$3,757	$4,275	$5,171

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following tables present activity in allowance for loan losses and the outstanding loan balance by portfolio segment and based on impairment method as of December 31, 2016. The balances for “recorded investment” in the following tables related to credit quality do not include approximately $898 and $792 in accrued interest receivable at December 31, 2016 and 2015, respectively. Accrued interest receivable is a component of the Company’s recorded investment in loans.

	Real Estate Construction	1-4 Family Residential	Commercial Real Estate	Other Real Estate Secured Loans	Commercial, Financial and Agricultural	Consumer	Tax Exempt	Other Loans	Unallocated	Total
December 31, 2016
Allowance for loan losses:
Beginning Balance	$873	$1,679	$720	$12	$588	$17	$—	$—	$386	$4,275
Charge-offs	—	(5)	—	—	—	—	—	(37)	—	(42)
Recoveries	3	42	11	—	9	8	—	83	—	156
(Reversal of) provision	(15)	93	(124)	(7)	(137)	(10)	—	(46)	(386)	(632)
Total ending allowance balance	$861	$1,809	$607	$5	$460	$15	$—	$—	$—	$3,757
December 31, 2015
Allowance for loan losses:
Beginning Balance	$892	$2,332	$994	$22	$399	$22	$—	$—	$510	$5,171
Charge-offs	—	(246)	—	—	(25)	(6)	—	(45)	—	(322)
Recoveries	128	161	620	—	259	5	—	510	—	1,683
(Reversal of) provision	(147)	(568)	(894)	(10)	(45)	(4)	—	(465)	(124)	(2,257)
Total ending allowance balance	$873	$1,679	$720	$12	$588	$17	$—	$—	$386	$4,275

December 31, 2014
Allowance for loan losses:
Beginning Balance	$1,249	$3,235	$1,273	$33	$704	$24	$—	$929	$592	$8,039
Charge-offs	(103)	(341)	(25)	—	(489)	(1)	—	(1,102)	—	(2,061)
Recoveries	44	31	30	—	51	9	—	42	—	207
(Reversal of) provision	(298)	(593)	(284)	(11)	133	(10)	—	131	(82)	(1,014)
Total ending allowance balance	$892	$2,332	$994	$22	$399	$22	$—	$—	$510	$5,171
Ending allowance balance attributable to loans at December 31, 2016:
Individually evaluated for impairment	$—	$18	$55	$—	$—	$—	$—	$—	$—	$73
Collectively evaluated for Impairment	861	1,791	552	5	460	15	—	—	—	3,684
Total ending allowance balance	$861	$1,809	$607	$5	$460	$15	$—	$—	$—	$3,757
Ending allowance balance attributable to loans at December 31, 2015:
Individually evaluated for impairment	$—	$84	$134	$—	$121	$1	$—	$—	$—	$340
Collectively evaluated for Impairment	873	1,595	586	12	467	16	—	—	386	3,935
Total ending allowance balance	$873	$1,679	$720	$12	$588	$17	$—	$—	$386	$4,275

Loans at December 31, 2016:
Individually evaluated for impairment	$2	$554	$761	$—	$7	$10	$—	$—		$1,334
Collectively evaluated for impairment	31,888	119,337	127,453	9,427	19,228	6,671	—	145		314,149
Total loans balance	$31,890	$119,891	$128,214	$9,427	$19,235	$6,681	$—	$145		$315,483
Loans at December 31, 2015:
Individually evaluated for impairment	$50	$2,179	$5,488	$—	$233	$14	$—	$—		$7,964
Collectively evaluated for impairment	21,319	98,321	105,876	6,369	18,004	6,462	4	150		256,505
Total loans balance	$21,369	$100,500	$111,364	$6,369	$18,237	$6,476	$4	$150		$264,469

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following table presents loans individually evaluated for impairment by class of loans as of and for the year ended December 31, 2016:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Income Recognized	Cash Basis Income Recognized
With no related allowance recorded:
Real estate construction:
Other construction	$2	$2	$—	$11	$—	$—
1-4 family residential:
Revolving, open ended	34	34	—	38	2	2
First liens	397	397	—	398	13	21
Junior liens	20	20	—	16	1	1
Commercial real estate:
Farmland	120	120	—	115	10	10
Owner occupied	—	—	—	707	—	—
Non-owner occupied	30	30	—	31	2	2
Commercial, financial and agricultural:
Commercial and industrial	10	7	—	8	1	1
Consumer	—	—	—	1	—	—
Other loans	—	—	—	—	—	—
Total with no related allowance recorded	613	610	—	1,325	29	37
With an allowance recorded:
Real estate construction:
Other construction	—	—	—	2	—	—
1-4 family residential:
Revolving, open ended	33	33	12	33	2	2
First liens	71	70	6	984	2	3
Commercial real estate:
Owner occupied	611	611	56	2,079	32	46
Non-owner occupied	—	—	—	656	—	—
Commercial, financial and agricultural:
Commercial and industrial	—	—	(1)	134	—	—
Consumer	10	10	—	11	1	1
Total with an allocated allowance recorded	725	724	73	3,899	37	52
Total	$1,338	$1,334	$73	$5,224	$66	$89

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following table presents loans individually evaluated for impairment by class of loans as of and for the year ended December 31, 2015:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Income Recognized	Cash Basis Income Recognized
With no related allowance recorded:
Real estate construction:
Other construction	$45	$45	$—	$1,476	$4	$4
1-4 family residential:
Revolving, open ended	56	56	—	54	3	3
First liens	383	383	—	76	42	35
Junior liens	—	—	—	32	4	5
Commercial real estate:
Farmland	82	82	—	16	3	3
Owner occupied	1,185	1,185	—	237	55	56
Non-owner occupied	31	31	—	510	3	3
Commercial, financial and agricultural:
Commercial and industrial	13	9	—	2	—	—
Consumer	3	3	—	4	—	—
Other loans	—	—	—	811	—	—
Total with no related allowance recorded	1,798	1,794	—	3,218	114	109
With an allowance recorded:
Real estate construction:
Other construction	5	5	—	834	—	—
1-4 family residential:
Revolving, open ended	33	33	29	35	2	2
First liens	1,707	1,707	55	1,822	91	96
Junior liens	—	—	—	35	—
Commercial real estate:
Owner occupied	3,093	3,093	108	1,050	168	152
Non-owner occupied	1,097	1,097	26	772	62	60
Commercial, financial and agricultural:
Commercial and industrial	224	224	121	90	17	13
Consumer	11	11	1	3	1	1
Other loans	—	—	—	—	—	—
Total with an allocated allowance recorded	6,170	6,170	340	4,641	341	324
Total	$7,968	$7,964	$340	$7,859	$455	$433

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following table presents loans individually evaluated for impairment by class of loans as of and for the year ended December 31, 2014:

	Unpaid Principal Balance	Recorded Investment	Allowance for Loan Losses Allocated	Average Recorded Investment	Income Recognized	Cash Basis Income Recognized
With no related allowance recorded:
Real estate construction:
Residential construction	$—	$—	$—	$821	$—	$—
Other construction	3,952	3,849	—	5,102	—	—
1-4 family residential:
Revolving, open ended	54	54	—	42	3	3
First liens	—	—	—	774	6	6
Junior liens	108	108	—	69	—	(1)
Commercial real estate:
Owner occupied	—	—	—	353	—	—
Non-owner occupied	3,188	1,233	—	1,518	3	3
Other real estate loans	—	—	—	88	—	—
Commercial, financial and agricultural:
Commercial and industrial	—	—	—	28	—	—
Consumer	4	4	—	3	—	—
Other loans	6,652	1,351	—	676	—	—
Total with no related allowance recorded	13,958	6,599	—	9,474	12	11
With an allowance recorded:
Real estate construction:
Residential construction	—	—	—	925	55	56
Other construction	1,402	1,402	66	2,842	1	1
1-4 family residential:
Revolving, open ended	37	37	33	94	3	4
First liens	1,299	1,299	93	2,474	65	69
Commercial real estate:
Owner occupied	545	545	55	734	64	66
Non-owner occupied	—	—	—	604	—	—
Commercial, financial and agricultural:
Commercial and industrial	—	—	—	92	—	—
Consumer	3	3	—	9	—	—
Other loans	—	—	—	926	—	—
Total with an allocated allowance recorded	3,286	3,286	247	8,700	188	196
Total	$17,244	$9,885	$247	$18,174	$200	$207

Troubled Debt Restructurings

The Company has $62 of specific allocations in the allowance for loan losses to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2016 compared to $311 at December 31, 2015. The Company lost $8 and $43 of interest income in 2016 and 2015, respectively, that would have been recorded in interest income if the specific loans had not been restructured. The Bank had no commitments to lend additional funds to loans classified as troubled debt restructurings at December 31, 2016 and December 31, 2015.

During 2016, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; or an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Modifications involving a reduction of the stated interest rate and extension of the maturity date of the loan were for periods ranging from six months to two years.

Changes in the Company’s restructured loans are set forth in the table below:

	Number of Loans	Recorded Investment
Totals at January 1, 2016	27	$7,931
Additional loans with concessions	1	21
Reductions due to:
Reclassified as nonperforming	—	—
Paid in full	(2)	(225)
Charge-offs	(1)	(2)
Transfer to other real estate owned	—	—
Principal paydowns	—	(73)
Lapse of concession period	—	—
TDR reclassified as performing loan	(6)	(6,350)
Totals at December 31, 2016	19	$1,302

The following table presents loans by class modified as troubled debt restructurings that occurred during 2016 and 2015:

December 31, 2016	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
1-4 family residential:
First liens	1	$21	$21
Total	1	21	21

December 31, 2015	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Real estate construction:
Other construction	1	$52	$52
1-4 family residential:
Revolving, open ended	1	4	4
First liens	2	1,677	1,677
Commercial real estate:
Farmland	1	82	82
Owner occupied	1	136	136
Non-owner occupied	1	1,113	1,113
Commercial, financial, and agricultural
Commercial and industrial	2	237	237
Consumer	1	11	11
Total	10	3,312	3,312

Total troubled debt restructurings had an outstanding balance of $1,302 and had $62 in specific allocations of the allowance for loan losses at December 31, 2016. Total troubled debt restructurings increased the allowance for loan losses by $0 in 2016 and 2015. Troubled debt restructurings still accruing interest totaled $737 and $6,729 at December 31, 2016 and 2015, respectively.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following table presents loans by class modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during 2016 and 2015:

December 31, 2016	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
1-4 family residential
First liens	1	$26	$26
Total	1	$26	$26

December 31, 2015	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
Commercial, financial, and agricultural
Commercial and industrial	1	$224	$224
Total	1	$224	$224

A loan is considered to be in payment default once it is more than 90 days contractually past due under the modified terms. Troubled debt restructurings that subsequently defaulted as described above increased the allowance for loan losses by $0 and resulted in charge-offs of $0 during 2016 and 2015.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without modification. This evaluation is performed in accordance with the Company’s internal loan policy. Nonperforming loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

The following table presents the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2016 and 2015:

	December 31, 2016		December 31, 2015
	Nonaccrual	Loans past due over 90 days still accruing	Nonaccrual	Loans past due over 90 days still accruing
Real estate construction:
Residential construction	$135	$—	$—	$—
Other construction	14	—	16	—
1-4 family residential:
Revolving, open ended	33	—	82	—
First liens	761	—	173	—
Commercial real estate:
Farmland	—	—	82	—
Owner occupied	221	—	—	—
Non-owner occupied	419	—	—	—
Commercial, financial and agricultural:
Commercial and industrial	12	—	12	—
Other loans	—	—	10	—
Total	$1,595	$—	$375	$—

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following table presents the aging of the recorded investment in past due loans, including nonaccrual loans as of December 31, 2016 and 2015 by class of loans:

December 31, 2016	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
Real estate construction:
Residential construction	$175	$—	$—	$175	$18,659	$18,834
Other construction	—	—	—	—	13,056	13,056
1-4 family residential:
Revolving, open ended	28	—	—	28	11,880	11,908
First liens	1,113	412	—	1,525	104,549	106,074
Junior liens	—	—	—	—	1,909	1,909
Commercial real estate:
Farmland	—	—	—	—	6,642	6,642
Owner occupied	—	177	—	177	63,136	63,313
Non-owner occupied	—	—	—	—	58,259	58,259
Other real estate secured loans	—	—	—	—	9,427	9,427
Commercial, financial and agricultural:
Agricultural	—	—	—	—	1,132	1,132
Commercial and industrial	—	—	—	—	18,103	18,103
Consumer	50	10	—	60	6,621	6,681
Tax exempt	—	—	—	—	—	—
Other loans	—	—	—	—	145	145
Total	$1,366	$599	$—	$1,965	$313,518	$315,483

December 31, 2015	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Loans Not Past Due	Total
Real estate construction:
Residential construction	$—	$—	$—	$—	$11,191	$11,191
Other construction	5	23	—	28	10,150	10,178
1-4 family residential:
Revolving, open ended	117	75	23	215	15,063	15,278
First liens	712	—	122	834	82,607	83,441
Junior liens	—	—	—	—	1,781	1,781
Commercial real estate:
Farmland	—	—	—	—	7,855	7,855
Owner occupied	221	—	—	221	50,113	50,334
Non-owner occupied	—	350	—	350	52,825	53,175
Other real estate secured loans	—	—	—	—	6,369	6,369
Commercial, financial and agricultural:
Agricultural	—	—	10	10	1,043	1,053
Commercial and industrial	—	400	—	400	16,784	17,184
Consumer	4	—	—	4	6,472	6,476
Tax exempt	—	—	—	—	4	4
Other loans	—	—	—	—	150	150
Total	$1,059	$848	$155	$2,062	$262,407	$264,469

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Credit Quality Indicators:

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The Company assigns an initial credit risk rating on every loan. All loan relationships with aggregate debt greater than $250 are reviewed at least annually or more frequently if performance of the loan or other factors warrant review. Smaller balance loans are reviewed and evaluated based on changes in loan performance, such as becoming past due or upon notifying the Bank of a change in the borrower’s financial status. This analysis is performed on a monthly basis. The Company uses the following definitions for risk ratings:

Pass. Loans in this category are to persons or entities with good balance sheets, acceptable liquidity, and acceptable or strong earnings. Guarantors have reasonable or strong net worth, liquidity and earnings. Collateral is acceptable or strong, and is at or below policy advance rates. These borrowers have acceptable quality management if they are entities and have handled previous obligations with the Bank substantially within agreed-upon terms. Cash flow is adequate to service long-term debt. These entities may be minimally profitable now, with projections indicating continued profitability into the foreseeable future. Overall, these loans are basically sound.

Watch. Loans characterized by borrowers who have marginal cash flow, marginal profitability, or have experienced operating losses and declining financial condition. The borrower has satisfactorily handled debts with the Bank in the past, but in recent months has either been late, delinquent in making payments, or made sporadic payments. While the Bank continues to be adequately secured, the borrower’s margins have decreased or are decreasing, despite the borrower’s continued satisfactory condition. Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement and repayment capacity, but with collateral that appears to limit the Bank’s exposure. This classification includes loans to established borrowers that are reasonably margined by collateral, but where potential for improvement in financial capacity is limited.

Special Mention. Loans with potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deteriorating prospects for the repayment source or in the Bank’s credit position in the future.

Substandard. Loans inadequately protected by the payment capacity of the borrower or the pledged collateral.

Doubtful. Loans with the same characteristics as substandard loans with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable on the basis of currently existing facts, conditions, and values. These are poor quality loans in which neither the collateral nor the financial condition of the borrower presently ensure collectability in full in a reasonable period of time or evidence of permanent impairment in the collateral securing the loan.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Impaired loans are evaluated separately from other loans in the Bank’s portfolio. Credit quality information related to impaired loans was presented above and is excluded from the tables below.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. As of December 31, 2016 and 2015, and based on the most recent analysis performed, the risk categories of loans by class of loans are as follows:

December 31, 2016	Pass	Watch	Special Mention	Substandard	Doubtful
Real estate construction:
Residential construction	$18,524	$175	$—	$135	$—
Other construction	12,615	68	6	365	—
1-4 family residential:
Revolving, open ended	11,642	189	—	11	—
First liens	95,795	8,749	412	652	—
Junior liens	1,833	57	—	—	—
Commercial real estate:
Farmland	5,401	—	—	1,121	—
Owner occupied	60,976	1,725	—	—	—
Non-owner occupied	56,778	1,033	—	419	—
Other real estate loans	9,427	—	—	—	—
Commercial, financial and agricultural:
Agricultural	1,131	—	—	—	—
Commercial and industrial	16,396	1,309	—	390	—
Consumer	6,594	64	10	2	—
Tax exempt	—	—	—	—	—
Other loans	145	—	—	—	—
Total	$297,257	$13,369	$428	$3,095	$—

December 31, 2015	Pass	Watch	Special Mention	Substandard	Doubtful
Real estate construction:
Residential construction	$11,147	$45	$—	$—	$—
Other construction	8,182	47	7	1,891	—
1-4 family residential:
Revolving, open ended	14,816	77	—	295	—
First liens	70,656	10,064	—	630	—
Junior liens	1,783	—	—	—	—
Commercial real estate:
Farmland	5,897	185	—	1,691	—
Owner occupied	43,953	2,104	—	—	—
Non-owner occupied	50,473	1,183	—	390	—
Other real estate loans	6,369	—	—	—	—
Commercial, financial and agricultural:
Agricultural	1,043	10	—	—	—
Commercial and industrial	15,452	1,099	—	400	—
Consumer	6,438	16	—	8	—
Tax exempt	4	—	—	—	—
Other loans	150	—	—	—	—
Total	$236,363	$14,830	$7	$5,305	$—

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

NOTE 4 - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2016 and 2015 were as follows:

	2016	2015
Land	$5,025	$5,025
Buildings and improvements	8,804	8,688
Furniture and equipment	5,013	4,812
Construction in process	—	—
	18,842	18,525
Less: Accumulated depreciation	(7,464)	(6,852)
	$11,378	$11,673

Depreciation expense for the years ended 2016, 2015, and 2014 was $612, $591 and $551, respectively.

The Bank leases certain branch properties and equipment under operating leases. Rent expense for 2016, 2015, and 2014 was $69, $69, and $(21), respectively. Rent commitments under noncancelable operating leases including renewal options expected to be exercised are as follows:

2017	$15
2018	2
2019	—
2020	—
2021	—
Thereafter	—
$17

During 2014, the Bank purchased a parcel of land that had been previously leased for use as a branch location. This purchase resulted in an increase in the carrying balance of land and a reduction in rent expense during 2014. The decrease in rent expense is due to the reversal of deferred rent in conjunction with the cancellation of the lease for the purchased parcel of land.

NOTE 5 – INTANGIBLE ASSETS

Acquired intangible assets resulting from the Company’s acquisition of First National in 2007 were as follows at December 31, 2016 and 2015:

	2016		2015
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets:
Core deposit intangible	$2,812	$(2,008)	$2,812	$(1,871)

Amortization expenses of $137 were recognized in each of 2016, 2015 and 2014.

Estimated amortization expense is $137 per year throughout the remaining estimated life of the intangible asset.

NOTE 6 – OTHER REAL ESTATE OWNED

The carrying amount of other real estate owned is comprised of foreclosed properties, loans made to facilitate the sale of other real estate owned, and a parcel of land purchased by the Bank for construction of a new branch facility that was held for disposal at December 31, 2016. Foreclosed properties totaled $6,882 offset by a valuation allowance of $2,185 at December 31, 2016 and $10,105 offset by a valuation allowance of $2,277 at December 31, 2015. There were no loans made to facilitate the sale of other real estate owned at December 31, 2016 and 2015. Bank properties held for disposal were $0 at December 31, 2016 and 2015.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Expenses related to foreclosed assets include:

	2016	2015	2014
Net loss on sales	$77	$185	$177
Operating expenses, net of rental income	(24)	(214)	71
Other real estate owned valuation write-downs	169	900	622

Total expenses	$222	$871	$870

Activity in the valuation allowance was as follows:

	2016	2015	2014
Beginning of year	$2,277	$1,785	$1,819
Additions charged to expense	169	900	622
Direct write downs	(261)	(408)	(656)

End of year	$2,185	$2,277	$1,785

NOTE 7 - FAIR VALUE

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate the fair value of each type of financial instrument:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices are not available, fair values are calculated based on matrix pricing which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities’ relationship to other benchmark quoted securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). Discounted cash flows are calculated using estimates of current market rates for each type of security. During times when trading is more liquid, broker quotes are used (if available) to validate the model. Rating agency and industry research reports as well as defaults and deferrals on individual securities are reviewed and incorporated into the calculations.

Loans Held for Sale in Secondary Market: Generally, the fair value of loans held for sale is based on what secondary markets are currently offering for loans with similar characteristics or based on an agreed upon sales price with third party investors and typically result in a Level 2 classification of the inputs for determining fair value.

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Other Real Estate Owned: Real estate acquired through foreclosure on a loan or by surrender of the real estate in lieu of foreclosure is called “OREO”. OREO is initially recorded at the fair value of the property less estimated costs to sell, which establishes a new cost basis. OREO is subsequently accounted for at the lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Valuation adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Valuation adjustments are also required when the listing price to sell a parcel of OREO has had to be reduced below the current carrying value. If there is a decrease in the fair value of the property from the last valuation, the decrease in value is charged to noninterest expense. All income produced from, changes in fair values in, and gains and losses on OREO is also included in noninterest expense. During the time the property is held, all related operating and maintenance costs are expensed as incurred.

Appraisals for both collateral dependent impaired loans and OREO are performed by certified general appraisers, certified residential appraisers or state licensed appraisers whose qualifications and licenses are annually reviewed and verified by the Bank. Once received, either Bank personnel or an independent review appraiser reviews the assumptions and approaches utilized in the appraisal, as well as the overall resulting fair value, and determines whether the appraisal is reasonable. Appraisals for collateral dependent impaired loans and OREO are updated annually. On an annual basis, the Company compares the actual selling costs of collateral that has been liquidated to the selling price to determine what additional adjustment should be made to the appraisal value to arrive at fair value. The Company’s analysis indicated that an additional discount of 15% should be applied to properties with appraisals performed within 12 months.

Mortgage Banking Derivatives: Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market are accounted for as free standing derivatives. Fair values of these mortgage derivatives are estimated based on the anticipated gain from the sale of the underlying loan. Changes in the fair values of these derivatives are included in noninterest income as gain on sale of loans.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

		Fair Value Measurements at December 31, 2016 using
	Carrying Value	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Available for sale securities:
Mortgage-backed - residential	$67,899	$67,899	$—
State and municipal	1,308	1,308	—
Total available for sale securities	69,207	69,207	—
Loans held for sale, in secondary market	561	561	—

		Fair Value Measurements at December 31, 2015 using
	Carrying Value	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Available for sale securities:
Mortgage-backed - residential	$116,094	$116,094	$—
State and municipal	2,730	2,629	101
Total available for sale securities	118,824	118,723	101
Loans held for sale, in secondary market	156	156	—

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Loans held for sale, at fair value had a carrying amount of $547 at December 31, 2016 compared to $153 at December 31, 2015. The carrying amount includes an adjustment to fair value resulting in additional income of $14 at December 31, 2016.

The following table summarizes the differences between the fair value and the principal balance for loans held for sale measured at fair value as of December 31, 2016:

	Aggregate Fair Value	Aggregate Unpaid Principal Balance	Difference
Loans held for sale, in secondary market	$561	$547	$14

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for each of the periods ended December 31, 2016 and 2015:

	Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
	State and County Municipal securities
	2016	2015
Balance at beginning of period	$101	$103
Securities sold	(100)	—
Change in fair value	(1)	(2)
Balance at end of period	$—	$101

The following methods and assumptions were used by the Company in generating its fair value disclosures:

U.S. Government Sponsored Entities and Mortgage-Backed Securities:

The Company uses an independent third party to value its U.S. government sponsored entities and mortgage-backed securities, which are obligations that are not backed by the full faith and credit of the United States government and consist of Government Sponsored Entities that either issue the securities or guarantee the collection of principal and interest payments thereon. The third party’s valuation approach uses relevant information generated by recently executed transactions that have occurred in the market place that involve similar assets, as well as using cash flow information when necessary. These inputs are observable, either directly or indirectly in the market place for similar assets. The Company considers these valuations to be Level 2 pricing; however, when the securities are added to the portfolio after the third party’s system-wide market value monthly update, the valuations are considered Level 3 pricing.

State and Municipal Securities:

The valuation of the Company’s state and municipal securities is supported by analysis prepared by an independent third party.  Their approach to determining fair value involves using recently executed transactions for similar securities and market quotations for similar securities. For these securities that are rated by the rating agencies and have recent trades, the Company considers these valuations to be Level 2 pricing.  For these securities that are not rated by the rating agencies and for which trading volumes are thin, the valuations are considered Level 3 pricing.

Corporate Securities:

For corporate securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows (Level 3 inputs) as determined by an independent third party. The significant unobservable inputs used in the valuation model include discount rates and yields or current spreads to U.S. Treasury rates.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Assets and Liabilities Measured on a Non-recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

	December 31, 2016
	Carrying Value	Fair Value Measurements Using Other Significant Unobservable Inputs (Level 3)
Assets:
Impaired loans:
1-4 family residential	$21	$21
Commercial real estate	206	206
Total impaired loans	227	227
Other real estate owned:
Construction and development	2,839	2,839
1-4 family residential	149	149
Non-farm, non-residential	1,709	1,709
Total other real estate owned	4,697	4,697

	December 31, 2015
	Carrying Value	Fair Value Measurements Using Other Significant Unobservable Inputs (Level 3)
Assets:
Impaired loans:
1-4 family residential	$6	$6
Commercial real estate	206	206
Commercial, financial and agricultural	112	112
Total impaired loans	324	324
Other real estate owned:
Construction and development	2,104	2,104
1-4 family residential	665	665
Non-farm, non-residential	3,551	3,551
Total other real estate owned	6,320	6,320

Impaired loans with specific allocations, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had, at December 31, 2016, a principal balance of $254 with a valuation allowance of $27 resulting in an immaterial impact on the allowance for loan losses for the year ended December 31, 2016. At December 31, 2015, impaired loans with specific allocations had a principal balance of $490, with a valuation allowance of $166 resulting in an immaterial impact on the allowance for loan losses for the year ended December 31, 2015.

Other real estate owned, measured at the lower of carrying or fair value less costs to sell, had a net carrying amount of $4,697, which is made up of the outstanding balance of $6,086, net of a valuation allowance of $1,389 at December 31, 2016, resulting in a write-down of $168 charged to expense in the year ended December 31, 2016. Net carrying amount was $6,320 at December 31, 2015, which was made up of the outstanding balance of $8,188, net of a valuation allowance of $1,868, resulting in a write-down of $447 charged to expense during 2015.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The following table presents quantitative information about Level 3 fair value measurements for financial instruments at fair value on a non-recurring basis at December 31, 2016:

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Range (Weighted Average) (1)
Impaired Loans:
1-4 Family residential	$21	Sales comparison approach	Adjustment for differences between the comparable sales	(0.0%) – (0.0%) (0.0%)
Commercial real estate	206	Sales comparison approach	Adjustment for differences between the comparable sales	(8.0%) – (8.0%) (8.0%)
Other real estate owned:
Construction and development	2,839	Sales comparison approach	Adjustment for differences between the comparable sales	(0.0%) – (22.0%) (6.2%)
Non-farm, non-residential	149	Sales comparison approach	Adjustment for differences between the comparable sales	(9.0%) – (9.0%) (9.0%)
1-4 Family residential	1,709	Sales comparison approach	Adjustment for differences between the comparable sales	(0.0%) – (0.0%) (0.0%)

(1)

The range presented in the table reflects the discounts applied by the independent appraiser in arriving at their conclusion of market value. Management applies an additional 15% discount to the appraiser’s conclusion of market value to arrive at fair value.

Carrying amount and estimated fair values of significant financial instruments at December 31, 2016 and 2015 were as follows:

	December 31, 2016
	Carrying Amount	Total	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$24,934	$24,934	$24,934	$—	$—
Time deposits in other financial institutions	24,797	24,784	—	24,784	—
Securities available for sale	69,207	69,207	—	69,207	—
Loans held for sale	561	561	—	561	—
Loans, net of allowance	311,726	299,359	—	—	299,359
Restricted equity securities	1,727	NA	NA	NA	NA
Financial liabilities
Deposits with stated maturities	198,770	199,672	—	199,672	—
Deposits without stated maturity	224,637	224,637	224,637	—	—
Subordinated debentures	13,000	13,000	—	—	13,000

	December 31, 2015
	Carrying Amount	Total	Level 1	Level 2	Level 3
Financial assets
Cash and cash equivalents	$19,387	$19,387	$19,387	$—	$—
Time deposits in other financial institutions	24,305	24,281	—	24,281	—
Securities available for sale	118,824	118,824	—	118,723	101
Loans held for sale	156	156	—	156	—
Loans, net of allowance	260,194	252,881	—	—	252,881
Restricted equity securities	1,727	NA	NA	NA	NA
Financial liabilities
Deposits with stated maturities	203,902	204,866	—	204,866	—
Deposits without stated maturity	212,812	212,812	212,812	—	—
Subordinated debentures	23,000	23,000	—	—	23,000

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Carrying amount is the estimated fair value for cash and cash equivalents, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully resulting in a Level 1 classification. Fair value for accrued interest receivable and payable is based on the contractual terms of the facility, resulting in a Level 1, Level 2 or Level 3 classification based on the classification of the respective facility. The method for determining fair values of securities is discussed above. Restricted equity securities do not have readily determinable fair values due to their restrictions on transferability, therefore no fair value is presented. For fixed rate loans and variable rate loans with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk resulting in a Level 3 classification. For fixed and variable rate deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk resulting in a Level 2 classification. Fair value of impaired loans is estimated using discounted cash flow analysis or underlying collateral values resulting in a Level 3 classification. Fair value of loans held for sale is based on market quotes resulting in a Level 2 classification. Fair value of FHLB advances is based on discounted cash flows using current rates for similar financing resulting in a Level 2 classification. Fair value of subordinated debentures is based on discounted cash flows using current rates for similar financing resulting in a Level 3 classification. The fair value of off-balance-sheet items is not considered material.

NOTE 8 - DEPOSITS

Deposits at December 31, 2016 and 2015 are summarized as follows:

	2016	2015
Noninterest-bearing demand accounts	$78,813	$71,874
Interest-bearing demand accounts	145,824	141,129
Savings accounts	34,306	31,255
Time deposits greater than $100	82,292	85,621
Other time deposits	82,172	86,835

	$423,407	$416,714

At December 31, 2016, scheduled maturities of time deposits are as follows:

2017	$127,861
2018	21,056
2019	6,228
2020	6,587
2021	2,732
Thereafter	—
$164,464

Included in other time deposits above are brokered time deposits of $1,392 with a weighted rate of 0.90% at December 31, 2016. No brokered time deposits were held at December 31, 2015. These deposits represent funds which the Bank obtained, directly, or indirectly, through a deposit broker. A deposit broker places deposits from third parties with insured depository institutions or places deposits with an institution for the purpose of selling an interest in those deposits to third parties. As of December 31, 2016, the Bank’s entire portfolio of brokered deposits is scheduled to mature in 2018.

In addition, the Bank has $3,720 in national market time deposits which are purchased by customers through a third-party internet site at December 31, 2016 compared to $5,855 at December 31, 2015. All of these national market time deposits mature in 2017 and 2018.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

The Bank has established a line of credit with the FHLB, which is secured by a blanket pledge of the Bank’s 1-4 family residential mortgage loans, commercial real estate loans and open end home equity loans as collateral. The extent of the line is dependent, in part, on available collateral. The arrangement is structured so that the carrying value of the loans pledged amounts to 125% on residential 1-4 family loans, 120% on commercial real estate, and 155% of open end home equity loans of the principal balance of the advances from the FHLB.

To participate in this program, the Bank is required to be a member of the FHLB and own stock in the FHLB. The Bank held $1,727 of such stock at December 31, 2016 and 2015, to satisfy this requirement. Qualifying loans totaling $239,057 were pledged as security under a blanket pledge agreement with the FHLB at December 31, 2016. At December 31, 2016, the Bank was eligible to borrow $129,010 from the FHLB.

The Bank has a cash management line of credit with the FHLB totaling $10,000 that will mature in September 2017. At December 31, 2016 and 2015 $0 was drawn on the line. The interest rate on the line varies daily based on the federal funds rate. The rate for the line of credit was 0.74% at December 31, 2016.

NOTE 10 - SUBORDINATED DEBENTURES

In 2002, the Company issued $3,000 of floating rate mandatory redeemable subordinated debentures through a special purpose entity as part of a private offering of trust preferred securities. The securities mature on December 31, 2032; however, the Company can currently repay the securities at any time without penalty, subject to approval from the FRB. The interest rate on the subordinated debentures as of December 31, 2016 was 4.25%. The subordinated debentures bear interest at a floating rate equal to the New York Prime rate plus 50 basis points. The Company has the right from time to time, without causing an event of default, to defer payments of interest on the debentures for up to 20 consecutive quarterly periods. These debentures are presented in liabilities on the balance sheet but count as Tier 1 capital for regulatory capital purposes. Debt issuance costs of $74 have been capitalized and are being amortized over the term of the securities. Certain of the Company’s principal officers, directors, and their affiliates owned $700 of the $3,000 subordinated debentures at year-end 2016 and 2015. The proceeds from this offering were utilized to increase the Bank’s capital.

In 2005, the Company issued $5,000 of floating rate mandatory redeemable subordinated debentures through a special purpose entity as part of a pool offering of trust preferred securities. These securities mature on September 15, 2035, however, the Company can currently repay the securities at any time without penalty, subject to approval from the FRB. The interest rate on the subordinated debentures as of December 31, 2016 was 2.463%. The subordinated debentures bear interest at a floating rate equal to the 3-month LIBOR plus 1.50%. The Company has the right from time to time, without causing an event of default, to defer payments of interest on the debentures for up to 20 consecutive quarterly periods. These debentures are presented in liabilities on the balance sheet but count as Tier 1 capital for regulatory purposes. There was no debt issuance cost in obtaining the subordinated debentures. The proceeds from the pooled offering were used to increase the Bank’s capital.

In 2007, the Company issued $15,000 of redeemable subordinated debentures through a special purpose entity as part of a pooled offering of trust preferred securities. These subordinated debentures mature in 2037; however, the Company can currently repay the securities at any time without penalty, subject to approval from the FRB. The interest rate on the subordinated debentures was 7.96% until December 15, 2012, and thereafter the subordinated debentures bear interest at a floating rate equal to the 3-month LIBOR plus 3.0%. At December 31, 2016, the interest rate was 3.963%. The Company has the right from time to time, without causing an event of default, to defer payments of interest on the debentures for up to 20 consecutive quarterly periods. These debentures are presented in liabilities on the balance sheet but $6,170 of the debentures count as Tier 1 capital and the remaining $8,830 is considered as Tier 2 capital for regulatory purposes. There was no debt issuance cost in obtaining the subordinated debentures. On December 20, 2016, a wholly owned subsidiary of the Company acquired $10,000 in face amount of trust preferred capital securities issued by Community First Statutory Trust III for a purchase price of approximately $7,500. These capital securities were purchased from an unaffiliated investor and remain outstanding; however, the securities and the underlying subordinated debentures are eliminated in the Company’s consolidated financial statements, resulting in a gain of $2,500 included in the Consolidated Statements of Operations and Comprehensive Income as gain on acquisition of subordinated debentures.

The portion of the subordinated debentures qualifying as Tier 1 capital is limited to 25% of total Tier 1 capital. Subordinated debentures in excess of the Tier 1 capital limitation generally qualify as Tier 2 capital. Under the Dodd-Frank Act and the federal regulations issued implementing Basel III, these subordinated debentures will, subject to the limitations described in the preceding sentence, continue to qualify as Tier 1 capital.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Distributions on the subordinated debentures are payable quarterly. As of December 31, 2016, the Company was current in the payment of all interest payments due on its subordinated debentures.

Under the terms of the indenture pursuant to which the debentures were issued, if the Company defers payment of interest on the debentures it may not, during such a deferral period, pay dividends on its common stock or preferred stock or interest on any of the other subordinated debentures issued by the Company. Furthermore, the indentures pursuant to which the debentures issued in 2005 and 2007 were issued provide that the Company’s subsidiaries are similarly prohibited from paying dividends on the subsidiaries’ common and preferred stock not held by the Company or its subsidiaries. On December 31, 2015, the deferral period on the Company’s subordinated debentures ended as a result of the Company paying current all interest payments then due. This ended an existing restriction on Community First Properties, Inc.’s ability to pay dividend payments on its preferred stock. As a result, on December 31, 2015, Community First Properties, Inc. paid dividends to the holders of its preferred stock totaling $86 which brought current all dividend amounts owed to those holders as of December 31, 2015. In addition, Community First Properties, Inc. redeemed at face value all of its outstanding preferred stock on December 31, 2015. It is the Company’s intent to dissolve Community First Properties, Inc. and absorb all of its operations into the Bank at some point in the future. The dissolution of Community First Properties, Inc. and combination with the Bank will not have an impact on the Company’s consolidated financial statements.

NOTE 11 – OTHER BENEFIT PLANS

401(k) Plan: A 401(k) benefit plan allows employee contributions up to 15% of their compensation, of which the Company has matched 100% of the first 3% and 50% of the next 2% the employee contributes to their 401(k) annually for all periods presented. Expense for 2016, 2015 and 2014 was $158, $147 and $146, respectively.

Deferred Compensation and Supplemental Retirement Plans: Deferred compensation and SERP expense allocates the benefits over years of service. The Bank approved the SERP in 2006. The SERP will provide certain current and former officers of the Company or the Bank with benefits upon retirement, death, or disability in certain prescribed circumstances. SERP expense was $118 in 2016, $39 in 2015 and $195 in 2014, resulting in a deferred compensation liability of $1,345, $1,293 and $1,293 at December 31, 2016, 2015 and 2014, respectively.

NOTE 12 – PREFERRED STOCK RESTRUCTURE AND CONVERSION

Activity through December 31, 2015:

On February 29, 2009, as part of the Capital Purchase Program (“CPP”) of the Troubled Asset Relief Program (“TARP”), the Company entered into a Letter Agreement and Securities Purchase Agreement (collectively, the “Purchase Agreement”) with the United States Department of the Treasury (“U.S. Treasury”), pursuant to which the Company sold 17,806 shares of newly authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A Preferred Stock”) and also issued warrants (the “Warrants”) to the U.S. Treasury to acquire 890 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B no par value (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) for an aggregate purchase price of $17,806 in cash. Upon closing, the U.S. Treasury exercised the Warrants and the Company issued 890 shares of the Series B Preferred Stock.

The Series A Preferred Stock qualified as Tier 1 capital and provided for cumulative dividends at a rate of 5.00% per annum for the first five years, and 9.00% per annum thereafter. Beginning on May 15, 2014, the dividend rate on Series A Preferred Stock increased to 9% per annum. The Series B Preferred Stock also qualified as Tier 1 capital and provided for cumulative dividends at a rate of 9.00% per annum.

On April 14, 2014, the U.S. Treasury, the holder of all the Series A Preferred Stock and Series B Preferred Stock issued by the Company, closed on the sale of the securities in a modified Dutch auction. The clearing price for the Series A Preferred Stock was $300.50 per share and the clearing price for the Series B Preferred Stock was $521.75 per share. The sale was to unaffiliated third party investors as well as certain directors and executive officers of the Company.

The Company received none of the proceeds from the sale of the Series A Preferred Stock or the Series B Preferred Stock by the U.S. Treasury. The sale of the securities had no effect on the terms of the outstanding securities, including the Company’s obligation to satisfy accrued and unpaid dividends or the holders’ right to elect two members to the board of directors of the Company. Further, the sale of the securities had no effect on the Company’s capital, regulatory capital, financial condition or results of operations. Upon the closing of the sale of the securities, the Company was no longer subject to various executive compensation and corporate governance requirements to which participants in the CPP were subject while the U.S. Treasury held the securities.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

During the fourth quarter of 2015, the Company received permission for the Bank to pay dividends to the Company and for the Company to utilize those dividends combined with available cash on hand to make interest payments in December 2015 on each of the subordinated debt issuances equal to all of the accrued and outstanding interest as of the payment date. On December 15, 2015, the Company paid $4,809 and on December 31, 2015 the Company paid $635 of interest payments owed but not previously paid on the Company’s subordinated debt. As of December 31, 2015, the Company was current in the payment of all interest payments due on its subordinated debentures and the Company was no longer in a deferral period as defined by the indentures. By virtue of no longer being in a deferral period under the indentures, as of December 31, 2015, the Company was at that date no longer subject to the restrictions outlined above that are a result of deferring interest on the Company’s subordinated debt.

Also during the fourth quarter of 2015, the Company received permission for the Bank to pay additional dividends to the Company for the purpose of redeeming a portion of the outstanding shares of Series A Preferred Stock and all of the outstanding shares of Series B Preferred Stock. On December 23, 2015, the Company entered into redemption agreements (the “Series B Redemption Agreements”) with the holders of the Series B Preferred Stock pursuant to which the Company redeemed all of the outstanding shares of Series B Preferred Stock (the “Series B Redemption”) for a per share redemption price (the “Series B Redemption Price”) equal to the sum of $1,000 and the amount of any accrued but unpaid dividends through the date the shares were redeemed. The outstanding shares of Series B Preferred Stock were redeemed on December 31, 2015. The total Series B Redemption Price per share was $1,543.34. As of December 31, 2015, there are no outstanding shares of Series B Preferred Stock.

On December 23, 2015, the Company entered into redemption agreements (the “Series A Redemption Agreements” and together with the Series B Redemption Agreements, the “Redemption Agreements”) with the holders of 5,901 of the 17,806 outstanding shares of Series A Preferred Stock pursuant to which the Company agreed to redeem these 5,901 outstanding shares of Series A Preferred Stock (the “Series A Redemption” and together with the Series B Redemption the “Redemptions”) for a per share redemption price (the “Series A Redemption Price”) equal to $600. The Company redeemed the 5,901 shares of Series A Preferred Stock on December 31, 2015. Following the Series A Redemption, 11,905 shares of Series A Preferred Stock, the holders of which consented to the Redemptions, remained outstanding.

As a result of the Series A Redemption, $2,360 of the Company’s capital was reclassified from the Preferred Stock element of capital to Common Stock as a result of the shares having a face value of $1,000 per share and the Company redeeming those shares for $600 per share. In addition, the 5,901 shares that were redeemed had accumulated and outstanding dividends totaling $2,114 that were no longer payable upon redemption of the shares. The Company reduced the amount of Preferred Stock dividends that had been accrued in 2015 by that amount, which increased the Company’s retained earnings.

At December 31, 2015, the Company had accumulated $4,265 in deferred dividends on the Series A Preferred Stock.

Activity during 2016:

On February 25, 2016 holders of the Company’s Series A Preferred Stock and the Company’s common stock, no par value per share (the “Common Stock”), approved amendments to the Company’s charter (the “Charter Amendments”) to modify the terms of the Company’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) to, among other things, (i) cancel the amount of undeclared dividends in respect of the Series A Preferred Stock; (ii) reduce the liquidation preference on the Series A Preferred Stock to $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends; (iii) reduce the dividend rate payable on the Series A Preferred Stock from 9% per annum to 5% per annum; (iv) change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by the Company’s board of directors and subsequently not paid; and (v) eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, shares of its Common Stock or other junior stock or stock ranking in parity with the Series A Preferred Stock prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock.  The Charter Amendments were effective on February 26, 2016.  As a result of the Charter Amendments in the first quarter of 2016, the Company reversed $4,386 of accrued dividends on the Series A Preferred Stock that reduced the Company’s accumulated deficit by the same amount and $4,167 of face value that increased the Company’s additional paid-in capital, which is included in Common Stock, by the same amount.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

On April 26, 2016, the Company entered into a Preferred Stock Conversion Agreement (the “Conversion Agreement”) that provided for the conversion of all of the issued and outstanding shares of the Company’s Series A Preferred Stock, having a liquidation preference of $650 per share, into shares of the Company’s Common Stock. Pursuant to the Conversion Agreement, each holder of shares of the Series A Preferred Stock, including the Company’s directors and executive officers that owned such shares, had each share of his or her Series A Preferred Stock converted into 136.84 shares of Common Stock (the “Conversion Shares”) as of June 30, 2016, representing an effective conversion price for each share of Common Stock of $4.75.  Under the terms of the Conversion Agreement, the Company issued an aggregate of 1,629,097 shares of Common Stock to the holders of the Series A Preferred Stock.  The issuance of the Conversion Shares was approved by the Company’s board of directors and separately by the members of the board of directors that did not own any shares of the Series A Preferred Stock.

On September 27, 2016, the Company completed the issuance of 40,528 shares of its Common Stock in a rights offering resulting in aggregate gross proceeds to the Company of approximately $193.  The Company intends to use the net proceeds from the offering for general corporate purposes.

NOTE 13 – REGULATORY MATTERS

Bank holding companies with total consolidated assets in excess of $1 billion and banks are subject to regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements can initiate regulatory actions that could have a direct material effect on the financial statements.

Prompt corrective action regulations classify banks into one of five capital categories depending on how well they meet their minimum capital requirements. Although these terms are not used to represent the overall financial condition of a bank, the classifications are: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. If adequately capitalized or worse, or subject to a written agreement, consent order, or cease and desist order requiring higher minimum capital levels, regulatory approval was required for the Bank to accept, renew or rollover brokered deposits. If a bank is classified as undercapitalized or worse, its capital distributions are restricted, as is asset growth and expansion, and capital restoration plans are required. At December 31, 2016, the Bank’s and the Company’s capital ratios were above those levels necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action. Because the Company’s total assets were less than $1,000,000 at December 31, 2016, the Company is not required to maintain certain consolidated capital levels.

The Company’s principal source of funds for dividend and/or interest payments is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid by the Bank in any calendar year without approval from the Commissioner of the Tennessee Department of Financial Institutions is limited to the current year’s net income, combined with the retained net income of the preceding two years, subject to the capital requirements described above. The Company is also restricted in the types and amounts of dividends it can pay pursuant to the terms of the Series A Preferred Stock.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Bank holding companies and banks are subject to various regulatory capital requirements administered by State and Federal banking agencies. The Company’s and the Bank’s capital amounts and ratios at December 31, 2015 and 2014, were as follows:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Applicable Regulatory Provisions(1)
December 31, 2016	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to risk weighted assets
Community First Bank & Trust	$45,424	13.79%	$26,359	8.00%	$32,948	10.00%
Consolidated	48,266	14.52%	26,593	8.00%	33,241	10.00%

Common Equity Tier 1 Capital to risk weighted assets
Community First Bank & Trust	$41,667	12.65%	$14,827	4.50%	$21,416	6.50%
Consolidated	N/A	N/A	N/A	N/A	N/A	N/A

Tier 1 Capital to risk weighted assets
Community First Bank & Trust	$41,667	12.65%	$19,769	6.00%	$26,359	8.00%
Consolidated	27,680	8.33%	13,296	4.00%	19,945	6.00%

Tier 1 Capital to average assets
Community First Bank & Trust	$41,667	8.91%	$18,704	4.00%	$23,380	5.00%
Consolidated	27,680	5.90%	18,779	4.00%	N/A	N/A

December 31, 2015
Total Capital to risk weighted assets
Community First Bank & Trust	$44,057	14.35%	$24,559	8.00%	$30,699	10.00%
Consolidated	36,896	11.91%	24,779	8.00%	30,974	10.00%

Common Equity Tier 1 Capital to risk weighted assets
Community First Bank & Trust	$40,159	12.89%	$14,015	4.50%	$20,245	6.50%
Consolidated	N/A	N/A	N/A	N/A	N/A	N/A

Tier 1 Capital to risk weighted assets
Community First Bank & Trust	$40,159	13.08%	$18,687	6.00%	$24,916	8.00%
Consolidated	21,963	7.09%	12,389	4.00%	18,584	6.00%

Tier 1 Capital to average assets
Community First Bank & Trust	$40,159	8.79%	$18,274	4.00%	$22,843	5.00%
Consolidated	21,963	4.82%	18,242	4.00%	N/A	N/A

(1)	Because the Company’s total assets were less than $1,000,000 at December 31, 2016, the Company was not, at that date, subject to capital level requirements at that level.

The Bank’s capital ratios at December 31, 2016 were above those levels necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action.

Because the Company’s total assets were less than $1,000,000 at December 31, 2016, the Company is not required to meet certain consolidated capital level requirements. Had the Company’s assets exceeded $1,000,000 at that date, the Company’s capital levels at December 31, 2016 would have been considered “well capitalized”.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

In July 2013, the Federal banking regulators, in response to the statutory requirements of The Dodd-Frank Wall Street Reform and Consumer Protection Act, adopted new regulations implementing the Basel Capital Adequacy Accord (“Basel III”) and the related minimum capital ratios. The new capital requirements which became effective January 1, 2015 and apply to banks and bank holding companies with in excess of $1,000,000 in assets, include a new “Common Equity Tier 1 Ratio”, which has stricter rules as to what qualifies as Common Equity Tier 1 Capital. A summary of the changes to the regulatory capital ratios are as follows:

	Guideline in Effect
	At December 31, 2014		Basel III Requirements
	Adequately	Well	Adequately	Well
	Capitalized	Capitalized	Capitalized	Capitalized
Common Equity Tier 1 Ratio (Common Equity to Risk Weighted Assets)	Not Applicable	Not Applicable	4.5%	6.5%

Tier 1 Capital to Risk Weighted Assets	4%	6%	6%	8%
Total Capital to Risk Weighted Assets	8%	10%	8%	10%

Tier 1 Leverage Ratio	4%	5%	4%	5%

The guidelines under Basel III also establish a 2.5% capital conservation buffer requirement that is phased in over four years beginning January 1, 2016. The buffer is related to risk weighted assets. The Basel III minimum requirements for capital adequacy after giving effect to the buffer as of January 1st for each indicated year are as follows:

	2016	2017	2018	2019
Common Equity Tier 1 Ratio	5.125%	5.75%	6.375%	7.0%

Tier 1 Capital to Risk-Weighted Assets Ratio	6.625%	7.25%	7.875%	8.5%

Total Capital to Risk-Weighted Assets Ratio	8.625%	9.25%	9.875%	10.5%

As described above, because the Company’s total assets are less than $1,000,000, the Company will not be required to comply with these new capital guidelines required under Basel III until its total assets exceed $1,000,000.

In order to avoid limitations on capital distributions such as dividends and certain discretionary bonus payments to executive officers, a banking organization must maintain capital ratios above the minimum ratios including the buffer. The requirements of Basel III also place additional restrictions on the inclusion of deferred tax assets and capitalized mortgage servicing rights as a percentage of Tier 1 Capital. In addition, the risk weights assigned to certain assets such as past due loans and certain real estate loans have been increased. The requirements of Basel III allowed banks and bank holding companies with less than $250 billion in assets a one-time opportunity to opt-out of a requirement to include unrealized gains and losses in accumulated other comprehensive income in their capital calculation. The Company and the Bank each opted out of this requirement.

NOTE 14 – STOCK BASED COMPENSATION

Prior to the Company’s bank holding company reorganization, the Bank had in place the Community First Bank & Trust Stock Option Plan for organizers of the Bank and certain members of management and employees. In connection with the bank holding company reorganization, this plan was amended and replaced in its entirety by the Community First, Inc. Stock Option Plan in October 2002. There were 342,000 shares authorized by the Stock Option Plan in 2002. Additionally, the Community First, Inc. 2005 Stock Incentive Plan was approved at the stockholders meeting on April 26, 2005, authorizing shares of 450,000 and the Community First, Inc. 2016 Equity Incentive Plan was approved at the shareholders meeting held on May 17, 2016, authorizing 200,000 shares. The 2002 and 2005 plans have expired and no new awards may be granted under these plans. The 2016 plan allows for the grant of options and other equity securities to key employees and directors. The exercise price for stock options is the market price at the date of grant. All options expire within ten years from the date of grant. The Company has 440,559 authorized shares available for grant as of December 31, 2016. The Company recognized no compensation expense resulting from stock options and no compensation expense resulting from restricted stock awards in 2016, 2015, and 2014. There was no income tax benefit from non-qualified stock options in 2016, 2015, or 2014.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

Pursuant to the 2016 plan, the board of directors granted 39,999 shares of restricted stock to members of the Company’s management team in 2016. No stock options were granted under the 2016 plan.

The fair value of each option is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on historical volatilities of the Company’s common stock. The expected term of options granted is based on historical data and represents the period of time that options granted are expected to be outstanding, which takes into account that the options are not transferable. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant. The Company granted no new options in 2016, 2015, or 2014.

A summary of option activity under the Company’s stock incentive plans for 2016 is presented in the following table:

	Shares	Weighted Average Exercise Price/Share	Weighted Average Remaining Contractual Term in Years	Aggregate Intrinsic Value
Options outstanding January 1, 2016	40,400	$26.66
Granted	—	—
Options exercised	—	—
Forfeited or expired	13,850	29.60
Options outstanding December 31, 2016	26,550	$25.13	1.34	$	n/a

Vested or expected to vest	26,550	$25.13	1.34	$	n/a

Exercisable at December 31, 2016	26,550	$25.13	1.34	$	n/a

As of December 31, 2016 there was no unrecognized compensation cost related to nonvested stock options granted under the Company’s stock incentive plans.

The Company has also issued shares of restricted stock under the stock incentive plans. Restricted stock is issued to certain officers on a discretionary basis. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at issue date. The fair value of the stock was determined using the market price on the day of issuance.

Restricted stock typically vests over a 2-3 year period. Vesting occurs ratably on the anniversary day of the issuance. At December 31, 2016, there was $190 in unrecognized compensation cost and 39,999 unvested shares of restricted stock.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

NOTE 15 – EARNINGS PER SHARE

The two-class method is used in the calculation of basic and diluted earnings per share. Under the two-class method, earnings available to common shareholders for the period are allocated between common shareholders and participating securities according to dividends declared (or accumulated) and participation rights in undistributed earnings. The factors used in the earnings per share computation follow:

	2016	2015	2014
Basic
Net income	$3,992	$17,407	$2,407
Less: Earnings allocated to preferred stock	4,168	(385)	(1,571)
Less: Accretion of preferred stock discount	—	—	(33)
Less: Earnings allocated to participating securities	(79)	—	—
Net earnings allocated to common stock	8,081	17,022	803

Weighted common shares outstanding including participating securities	4,137,656	3,275,361	3,274,867
Less: Participating securities	(39,999)	—	—
Weighted average shares	4,097,657	3,275,361	3,274,867

Basic earnings per share	$1.97	$5.20	$0.25

	2016	2015	2014
Net earnings allocated to common stock	$8,081	$17,022	$803

Weighted average shares	4,097,657	3,275,361	3,274,867
Add: Diluted effects of assumed exercises of stock options	—	—	—
Average shares and dilutive potential common shares	4,097,657	3,275,361	3,274,867

Dilutive earnings per share	$1.97	$5.20	$0.25

At years ended 2016, 2015, and 2014 there were 26,550, 40,400, and 48,100 antidilutive stock options outstanding, respectively. As of December 31, 2016, 2015 and 2014, there were no vested options with an exercise price lower than the market value of the Company’s common stock. As a result, all outstanding options were antidilutive for the fiscal years ended December 31, 2016, 2015 and 2014.

NOTE 16 – INCOME TAXES

The components of income tax expense (benefit) are summarized as follows:

	2016	2015	2014
Current
Federal	$137	$60	$—
State	—	—	—
Total current taxes	137	60	—

Deferred
Federal	1,813	1,361	632
State	397	317	136
Total deferred taxes	2,210	1,678	768

Change in valuation allowance	—	(14,433)	(768)

Income tax expense (benefit)	$2,347	$(12,695)	$—

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

A reconciliation of actual income tax expense (benefit) in the financial statements to the expected tax benefit (computed by applying the statutory Federal income tax rate of 34% to income (loss) before income taxes) is as follows:

	2016	2015	2014
Federal statutory rate times financial statement income (loss) before income taxes	$2,155	$1,602	$820
Effect of:
Bank owned life insurance	(87)	(91)	(89)
Tax-exempt income	(7)	(16)	(26)
State income taxes, net of federal income effect	262	209	90
Expenses not deductible for U.S. income taxes	8	6	6
Compensation expense related to incentive stock options	—	—	—
General business tax credit	—	—	(30)
Change in valuation allowance	—	(14,433)	(768)
Other expense (benefit), net	16	28	(3)

Income tax (benefit) expense	$2,347	$(12,695)	$—

The major components of the temporary differences that give rise to deferred tax assets and liabilities at December 31, 2016 and 2015 were as follows:

	2016	2015
Deferred tax assets:
Allowance for loan losses	$1,438	$1,637
Net operating loss carryforward	8,126	10,313
Deferred compensation	584	495
Tax credit carryforwards	944	823
Unrealized (loss)/gain on securities	(781)	160
Other	648	801
	10,959	14,229
Deferred tax liabilities:
Prepaids	$(89)	$(85)
Depreciation	(630)	(700)
Restricted equity securities dividends	(79)	(79)
Core deposit intangible	(307)	(360)
Unrealized gain on securities	—	—
	(1,105)	(1,224)

Balance at end of year	$9,854	$13,005

Due to economic conditions and losses recognized between 2008 and 2015, the Company established a valuation allowance against materially all of its deferred tax assets. Due to improvements in the Company’s performance and overall condition, management determined during the fourth quarter of 2015 that it is more likely than not that the Company’s deferred tax asset can be realized through current and future taxable income. The Company has approximately $45,950 in net operating losses for state tax purposes that begin to expire in 2023 and $18,101 for federal tax purposes that begin to expire in 2031 to be utilized by future earnings.

During 2016 and per ASC 740-20-45-7, the Company’s income tax expense related to changes in the unrealized gains and losses on investment securities available-for-sale totaled $621. The expense was recorded through accumulated other comprehensive income and increased our deferred tax assets.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

The Company currently has no unrecognized tax benefits that, if recognized, would favorably affect the income tax rate in future periods. The Company does not expect any unrecognized tax benefits to significantly increase or decrease in the next twelve months. It is the Company’s policy to recognize any interest accrued related to unrecognized tax benefits in interest expense, with any penalties recognized as operating expenses.

The Company and its subsidiaries are subject to U.S. federal income tax as well as income tax of the state of Tennessee. The Company is no longer subject to examination by taxing authorities for tax years prior to 2009.

NOTE 17 – LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance sheet risk was as follows at year-end 2016 and 2015:

	2016		2015
	Fixed Rate	Variable Rate	Fixed Rate	Variable Rate
Unused lines of credit	$7,101	$23,830	$12,357	$18,205
Letters of credit	485	1,002	424	1,434
Commitments to make loans	5,352	—	2,894	—

These commitments are generally made for periods of one year or less. The fixed rate unused lines of credit have interest rates ranging from 3.25% to 8.50% and maturities ranging from 1 month to 30.8 years.

NOTE 18 - RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates in 2016 were as follows:

Beginning balance	$3,253
New loans	1,234
Repayments	(1,255)
Ending balance	$3,232

Deposits from principal officers, directors, and their affiliates at year-end 2016 and 2015 were $6,388 and $8,085, respectively. Principal officers, directors, and their affiliates owned $700 of the $3,000 subordinated debentures due December 31, 2032 at year-end 2016 and 2015. At December 31, 2016, the approved available unused lines of credit on related party loans were $1,163.

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

NOTE 19 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

Condensed financial information of the Company follows:

CONDENSED BALANCE SHEET

December 31

	2016	2015
Assets
Cash and cash equivalents	$222	$849
Investment in banking subsidiary	53,962	46,755
Other assets	4,002	3,180

Total assets	$58,186	$50,784

Liabilities and shareholders’ equity
Subordinated debentures	$23,000	$23,000
Other borrowed money	4,000	—
Accrued interest payable	35	26
Preferred stock dividends accrued but unpaid	—	4,265
Other liabilities	907	528
Total liabilities	27,942	27,819
Shareholders’ equity	30,244	22,965

Total liabilities and shareholders’ equity	$58,186	$50,784

CONDENSED STATEMENTS OF OPERATIONS

Years Ended December 31

	2016	2015	2014
Interest income	$—	$6	$6
Dividends from subsidiary	4,200	9,514	—
Total income	4,200	9,520	6

Interest expense	797	786	798
Other expenses	671	393	334
Total expenses	1,468	1,179	1,132

Income (loss) before income tax and undistributed subsidiary income	2,732	8,341	(1,126)
Income tax benefit	562	2,095	586
Equity in undistributed income of subsidiary	698	6,971	2,947

Net income	$3,992	$17,407	$2,407

Preferred stock dividends	4,168	(385)	(1,571)
Accretion of preferred stock discount	—	—	(33)
Net income allocated to common shareholders	$8,160	$17,022	$803

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

CONDENSED STATEMENTS OF CASH FLOWS

Years Ended December 31

	2016	2015	2014
Cash flows from operating activities
Net income	$3,992	$17,407	$2,407
Adjustments to reconcile net income to net cash from operating activities:
Equity in undistributed income of subsidiary	(3,502)	(16,485)	(2,947)
Dividends from subsidiary	4,200	9,514	—
Interest paid on subordinated debentures	(1,010)	(5,444)	—
Reinstatement of deferred tax assets	—	(2,095)	—
Gain on repurchase of subordinated debenture, net of tax	(2,500)	—	—
Change in other, net	1,759	348	861
Net cash from operating activities	2,939	3,245	321

Cash flows from investing activities
Net change in time deposits in other financial institutions	—	—	—
Net cash from investing activities	—	—	—

Cash flows from financing activities
Proceeds from other borrowed money	4,000	—	—
Proceeds from issuance of common stock	11	21	1
Proceeds from issuance of common stock through stock offering, net of issuance costs	30	—	—
Redemption of Series A Preferred Stock	—	(3,541)	—
Redemption of Series B Preferred Stock	—	(890)	—
Cash paid for Preferred Stock dividends	(97)	(484)	—
Cash paid to capitalize new subsidiary	(7,510)
REIT preferred dividend	—	(6)	—
REIT preferred dissolution	—	(125)	—
Net cash (used in) from financing activities	(3,566)	(5,025)	1

Net change in cash and cash equivalents	(627)	(1,780)	322

Beginning cash and cash equivalents	849	2,629	2,307

Ending cash and cash equivalents	$222	$849	$2,629

Supplemental disclosures:
Dividends declared not paid	—	385	1,571
Forgiveness of Series A Preferred Stock dividend, net	4,265	2,114	—
Forgiveness of Series A Preferred Stock face value	4,167	2,360	—
Preferred dividends accrued but not paid	—	385	1,571
Subordinated debenture interest accrued but not paid	30	26	798

COMMUNITY FIRST, INC.

Notes to Consolidated Financial Statements

December 31, 2016

(Dollar amounts in thousands, except per share data)

NOTE 20 – QUARTERLY FINANCIAL DATA (UNAUDITED)

				Earnings Per Share
	Interest Income	Net Interest Income	Net Income	Basic	Diluted
2016
First quarter	$4,232	$3,547	$750	$1.52	$1.52
Second quarter	4,364	3,683	678	0.21	0.21
Third quarter	4,384	3,676	634	0.11	0.11
Fourth quarter	4,392	3,700	1,930	0.39	0.39

2015
First quarter	$3,985	$3,292	$938	$0.16	$0.16
Second quarter	4,042	3,339	1,503	0.33	0.33
Third quarter	4,901	4,035	1,778	0.21	0.21
Fourth quarter	4,248	3,713	13,188	4.50	4.50